Exhibit 10.2

MORTGAGE NOTE

(New Market Tax Credit Loan)

$11,000,000.00	White Plains, New York
April 26, 2012

FOR VALUE RECEIVED, DAIRYLAND HP LLC, a Delaware limited liability company having and office located at c/o Dairyland USA Corporation, 100 East Ridge Road, Ridgefield, Connecticut 06877 (the “Maker”), promises to pay to COMMERCIAL LENDING II LLC, a Delaware limited liability company having an office at 106 Corporate Park Drive, White Plains, New York 10604 (the “Payee”), or order, at said office, or at such place as may be designated from time to time in writing by the Payee, the principal sum of Eleven Million and no/100 Dollars ($11,000,000.00) in lawful money of the United States of America, with interest thereon from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

(i) interest only on the Principal Balance calculated in the manner hereinafter set forth shall be due and payable in immediately available New York City funds on May 26, 2012, and on the 26th day of each calendar month thereafter to and including the Maturity Date; and

(ii) the entire Principal Balance then remaining unpaid, together with all interest accrued and unpaid thereon calculated in the manner hereinafter set forth and all other sums due under this Note, shall be due and payable on the Maturity Date.

1. The following terms as used in this Note shall have the following meanings:

(i) The term “Building Loan Agreement” shall mean the Building Loan Agreement between the Maker and the Payee dated the date hereof, as amended, modified, supplemented, replaced or restated from time to time.

(ii) The term “Debt” shall mean all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due to the Payee in accordance with the provisions of this Note, the Mortgage or Other Loan Documents.

(ii) The term “Loan” shall mean the loan in the principal sum of $11,000,000.00 made by the Payee to the Maker which is evidenced by this Note and secured by the Mortgage and the Other Loan Documents.

(iii) The term “Loan Agreement” shall mean the Loan Agreement between the Maker and the Payee and the guarantors dated the date hereof, as amended, modified, supplemented, replaced or restated from time to time.

(iii) The term “Maturity Date” shall mean April 26, 2017.

(iv) The term “Mortgage” shall mean a certain leasehold mortgage, assignment of lessor’s interest in leases and rents and security agreement dated the date hereof in the principal sum of $11,000,000.00 given by the Maker to the Payee covering the leasehold estate of the Maker in certain premises located in Bronx County, New York, as more particularly described therein, and intended to be duly recorded in the City Registers Office for the City of New York in said County as amended, modified, supplemented, replaced or restated from time to time.

(v) The term “Other Loan Documents” shall mean all and any of the documents other than this Note, the Mortgage, the Loan Agreement or the Building Loan Agreement, now or hereafter executed by the Maker or others, and by or in favor of the Payee, which wholly or partially secure or guarantee payment of this Note, or which otherwise pertain to the Loan.

(vi) The term “Participant” shall have the meaning given to such term in paragraph 6 of this Note.

(vii) The term “Principal Balance” shall mean the outstanding principal balance of this Note from time to time.

2. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Fixed Rate. The term “Fixed Rate” shall mean a rate per annum equal to 1.00%, which rate shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

3. The Maker shall not make, and the Payee shall have no obligation to accept, any prepayment, in whole or in part, of the Principal Balance prior to March 15, 2014 (the “Lockout Date”). Thereafter, subject to the following provisions of this paragraph, the Maker shall have the right, after the Lockout Date, to prepay the Principal Balance in whole, or in multiples of $100,000.00 (with a minimum of $100,000.00), upon not less than five (5) nor more than fifteen (15) business days’ prior written notice to the Payee specifying the intended date of prepayment, which date of prepayment shall not be more than forty-five (45) days after the date of such notice, and the amount to be prepaid, and such prepayment is accompanied by payment of accrued interest to and including the date of prepayment and other sums then due and payable pursuant to the provisions of this Note, the Mortgage or the Other Loan Documents. The Maker shall pay to the Payee contemporaneously with any such voluntary prepayment a Prepayment Premium (as hereinafter defined). Any payment of the then outstanding principal indebtedness by virtue of a sale or further encumbrance of the Premises or after the Payee shall have declared the principal indebtedness immediately due and payable, or after the Payee shall have commenced an action or proceeding to foreclose the Mortgage as a result of an Event of Default thereunder, shall be deemed a voluntary prepayment for the purposes of this paragraph and a Prepayment Premium calculated pursuant to the provisions of this paragraph shall be payable with respect thereto based upon the interest rate specified herein applicable to the then outstanding principal indebtedness immediately prior to such Event of Default, declaration or commencement. Any payment of the outstanding principal indebtedness or assignment of this Note and the Mortgage in connection with the closing of long term or interim mortgage financing with respect to the property encumbered by the Mortgage, or any portion thereof, shall be deemed to be a voluntary prepayment for the purposes of this paragraph and a Prepayment Premium calculated pursuant to the provisions of this paragraph shall be payable with respect thereto. The portion of the Principal Balance specified in any such notice of prepayment shall, notwithstanding anything to the contrary contained in this Note, the Mortgage or the Other Loan Documents, be absolutely and unconditionally due and payable on the date specified in such notice. Notwithstanding anything to the contrary contained in this paragraph, the Payee shall not be obligated to accept a prepayment, in whole or in part, of the Principal Balance in accordance with the provisions of this paragraph prior to the Lockout Date if any Event of Default shall have occurred and shall be continuing under this Note, the Mortgage or the Other Loan Documents unless the Payee shall otherwise agree to the contrary in its sole and absolute discretion.

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“Prepayment Premium” shall mean, for any prepayment of this Note, a premium (as liquidated damages and not as penalty) equal to the sum of the differences between (a) each scheduled interest payment which would have been made on the prepaid amount if such prepayment had not occurred and (b) the corresponding fixed-rate interest payment which would be received under an interest rate swap which the Bank shall be deemed to have entered into as of the date of such prepayment (the “Replacement Swap”) covering its payment obligations under an interest rate swap which the Payee shall be deemed to have entered into when the prepaid amount was originally funded, with each such difference discounted to a present value as of the date of prepayment using the fixed interest rate of the Replacement Swap as the applicable discount rate. The Maker acknowledges that the Payee might not fund or hedge its fixed-rate loan portfolio or any prepayment thereof, on a loan-by-loan basis at all times and agrees that the foregoing is a reasonable and appropriate method of calculating liquidated damages for any such prepayment irrespective of whether any of the foregoing hedging transactions have in fact occurred or occurred precisely as stated with respect to this loan. All calculations and determinations by the Payee of the amounts payable pursuant to the preceding provisions or of any element thereof, if made in accordance with its then standard procedures for so calculating or determining such amounts, shall be conclusive absent manifest arithmetic error.

4. Anything in this Note, the Mortgage or any of the Other Loan Documents to the contrary notwithstanding, the Maker shall indemnify and hold the Payee harmless and defend the Payee at the Maker’s sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements of the Payee’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with:

(i) any ongoing matters arising out of this Note, the Mortgage, any of the Other Loan Documents or the transaction contemplated hereby or thereby, including, but not limited to, all costs of appraisal or reappraisal of all or any portion of any collateral for the Debt or of the granting by the Payee, in its sole and absolute discretion, of any lease non-disturbance agreements,

(ii) any amendment to, or restructuring of, the Debt, this Note, the Mortgage or any of the Other Loan Documents, and

(iii) any and all lawful action that may be taken by the Payee in connection with the enforcement of the provisions of this Note, the Mortgage or any of the Other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Maker, any guarantor of all or any portion of the Debt and/or any partner, joint venturer or shareholder thereof becoming subject of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

provided however that the above indemnifications shall exclude any and all loss or liability, cost or expense (including, but not limited to, reasonable attorneys’ fees and disbursements of Payee’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of the gross negligence, bad faith, or willful misconduct of the Payee, its agents and employees.

All sums expended by the Payee on account of any of the foregoing shall be reimbursable on demand, and until reimbursed by the Maker pursuant hereto, shall be deemed additional principal evidenced hereby and shall bear interest at the Default Rate hereinbelow set forth. The obligations of the Maker under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever which may be set forth herein, in the Mortgage or the Other Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Maker and shall be secured by the Mortgage.

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5. The Maker acknowledges and confirms that the Payee may impose certain administrative processing and/or commitment fees in connection with the extension, renewal, modification, amendment and termination of its loans and other business transactions and the release or substitution of collateral therefor (the occurrence of any of the above hereinafter called an “Event”), including, but not limited to, the indebtedness evidenced hereby. The Maker hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by the Payee from time to time, upon the occurrence of any Event.

6. The Maker acknowledges that the Payee may, after the date of this Note, sell and assign the Loan or participation interests in the Loan to (i) such domestic or foreign banks, insurance companies, pension funds, trusts or other institutional lenders or (ii) such other persons, parties or investors (including, but not limited to, grantor trusts, owner trusts, special purpose corporations, REMIC’s, real estate investment trusts or other similar or comparable investment vehicles) or (iii) such other parties other than Competitors (as hereinafter defined), as may be selected by the Payee in its sole and absolute discretion and on terms and conditions satisfactory to the Payee in its sole and absolute discretion (any such bank, insurance company, pension fund, trust or other institutional lender or other person, party or investor to whom a participation interest in the Loan is so sold and assigned is herein referred to as a “Participant”) subject however to the Maker’s right to consent to a sale of the Loan as hereinafter provided. For purposes of this paragraph, the term “Competitor” means any food distribution wholesaler (a “Competitive Business”); provided that in no event shall any bank, bank holding company, savings institution or trust company, investment company, insurance company, investment banking firm, broker or dealer, fraternal benefit society, pension, retirement or profit-sharing trust or fund or any other similar financial institution (a “Financial Institution Investor”) be deemed to be a Competitor for purposes of this paragraph, so long as such Financial Institution Investor does not have a Competitive Business as its primary direct or indirect business. The Payee may sell and/or assign to one or more assignees all or a portion of its rights and obligations under this Note and the Loan Documents (including all or a portion of its commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Maker provided that no consent of the Maker shall be required for an assignment to an Affiliate of Payee or a Financial Institution or, if an Event of Default has occurred and is continuing, for any other assignee. Notwithstanding anything to the contrary set forth herein, the Payee may at any time pledge or assign a security interest in all or any portion of its rights under this Note, the other Loan Documents or the Loan to secure obligations of the Payee, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Payee from any of its obligations hereunder or substitute any such pledgee or assignee for the Payee as a party hereto. The Maker agrees that the Payee may provide any information or knowledge the Payee may have about the Maker or about any matter relating to this Note or the Other Loan Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of the Loan, this Note or the Other Loan Documents or to any Participant. The Maker agrees and shall cause each guarantor to agree that the Payee may at any time sell, assign or transfer the Loan or one or more interests or participations in all or any part of its rights and obligations in this Note to one or more purchasers whether or not related to the Payee provided the same are not a Competitor. The Maker grants to the Payee, and shall cause each guarantor to grant to the Payee, the right to distribute on a confidential basis financial and other information concerning the Maker, each such guarantor and the property encumbered by the Mortgage and other pertinent information with respect to the Loan to any party who has purchased the Loan or a participation interest in the Loan or who has expressed a serious interest in purchasing the Loan or a participation interest in the Loan. Any party to whom any such information is distributed and who declines to purchase the Loan or a participation interest in the Loan shall

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be obligated to return to the Payee all such information distributed to it without retaining any copies thereof, and the Payee shall use its best efforts to effect the return of all such information from such party, it being agreed, however, that the Payee shall in no event or under any circumstances have any liability as a result of such party’s failure to return all or any portion of such information. The Maker shall cooperate, and shall cause each guarantor to cooperate, in all respects with the Payee in connection with the sale of the Loan or participation interests in the Loan in the manner contemplated by this paragraph, and shall, in connection therewith, execute and deliver such estoppels, certificates, instruments and documents as may be requested by the Payee. The Maker shall execute and deliver, and shall cause each guarantor to execute and deliver, such documents and instruments as may be necessary to split the Loan into two or more loans evidenced, secured and advanced by and pursuant to separate sets of notes, mortgages and other related loan documents to the full extent required by the Payee to facilitate the sale of participation interests in the Loan in the manner contemplated by this paragraph, it being agreed that (i) any such splitting of the Loan will not adversely affect or diminish the rights of the Maker as presently set forth in this Note, the Mortgage or the Other Loan Documents and will not increase the respective obligations and liabilities of the Maker or any such guarantor, indemnitor or other person or party above those presently set forth in this Note, the Mortgage or the Other Loan Documents, (ii) the mortgages and other documents securing the Loan as so split will have such priority of lien as may be specified by the Payee, and (iii) the retained interest of the Payee in the Loan as so split shall be allocated to or among one or more of such separate loans in a manner specified by the Payee in its sole and absolute discretion. The Maker shall not incur or be responsible for any additional costs, fees or expenses of any nature whatsoever as a result of the Payee’s sale of the Loan or participation interests in all or any portion of the Loan in the manner contemplated by this paragraph, it being agreed, however, that nothing contained in this sentence shall be deemed to modify, qualify, limit or affect in any manner whatsoever any of the terms and provisions of this Note, including, without limitation, the terms and provisions set forth in paragraph 3 of this Note. The Payee shall at all times during the term of the Loan act as lead lender and servicer for Participants in accordance with participation agreements in form and substance satisfactory in all respects to the Payee and its counsel. If the Maker shall default in the performance of its obligation as set forth in this paragraph, and if such default shall not be remedied by the Maker within twenty (20) days after notice by the Payee, the Payee shall have the right in its discretion to declare the Debt immediately due and payable. Upon the transfer of this Note, the Maker hereby waiving notice of any such transfer, the Payee may deliver any collateral, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to the Payee with respect thereto, and the Payee shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but the Payee shall retain all rights hereby given to it with respect to any Liabilities (hereinbelow defined) and such collateral not so transferred.

7. It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of the Payee on the happening of (i) any default under the terms of this Note beyond any applicable notice and/or cure period provided for herein or (ii) any Event of Default under the Mortgage, the Loan Agreement, the Building Loan Agreement or the Other Loan Documents, the Debt may or shall become due and payable, and that all of the terms, covenants and provisions contained in the Mortgage and the Other Loan Documents which are to be kept and performed by the Maker are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein.

8. If any installment of principal, interest, additional interest or other sum payable under this Note is not paid within ten (10) days after the date on which it is due, other than on Maturity Date or an acceleration where the provisions of paragraph 9below shall control, the Maker shall pay to the Payee upon demand an amount equal to 5% of such unpaid installment as a late payment charge.

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9. In addition to any late payment charge which may be due under this Note, upon the occurrence of an Event of Default and/or if the principal indebtedness is declared immediately due and payable by the Payee pursuant to the provisions of this Note, the Mortgage or any Other Loan Document, or if the Debt is not paid in full on the Maturity Date, the Maker shall thereafter, unless and until such date, if any, as the Payee may elect, in its sole and absolute discretion, to waive, in writing, all or any portion of such interest, pay interest on the principal sum then remaining unpaid from the date of such Event of Default or declaration or the Maturity Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to 5% plus the Fixed Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay (the “Default Rate”).

10. The Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. If any payment under this Note is not made when due, the Maker agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees (which costs shall be added to the amount due under this Note and shall be receivable therewith). The Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note, the Mortgage and the Other Loan Documents on the part of the Maker to be observed or performed. No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the Other Loan Documents made by agreement between the Payee and any other person or party shall release, discharge, modify, change or affect the liability of the Maker under this Note, the Mortgage or the Other Loan Documents.

11. This Note is subject to the express condition that at no time shall the Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject the Payee to either civil or criminal liability as a result of being in excess of the maximum rate which the Maker is permitted by law to contract or agree to pay. If by the terms of this Note, the Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

12. If the Maker consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

13. This Note is secured by the Mortgage and the Other Loan Documents and the collateral mortgaged, pledged or assigned pursuant thereto. The Maker agrees to perform and comply with each of the terms, covenants and provisions contained in the Mortgage and the Other Loan Documents on the part of the Maker to be observed or performed and which are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. All sums which shall or may become due and payable by the Maker in accordance with the provisions of this Note shall be and shall under all circumstances be deemed to constitute additional interest on, and shall be evidenced by, this Note, shall be secured by the Mortgage and the Other Loan Documents and shall constitute part of the Debt.

14. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York and no defense given or allowed by the laws of any state or country shall be interposed in any action or proceeding hereon unless such defense is either given or allowed by the laws of the State of New York. The Maker acknowledges and agrees that this Note is, and is intended to be, an instrument for the payment of money only, as such phrase is used in §3213 of the Civil Practice Law and Rules of the State of New York, and that the Maker has been fully advised by its counsel of the Payee’s rights and remedies pursuant to said §3213; and the Maker expressly waives any right, and hereby agrees not, to assert that this Note is not such an instrument.

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15. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by the Payee and the Maker. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and if so given by the Payee shall only be effective in the specific instance in which given.

16. The Maker acknowledges that this Note and the Maker’s obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of the Maker hereunder or otherwise with respect to the Loan. This Note, the Mortgage and the Other Loan Documents set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note, the Mortgage and the Other Loan Documents or the obligations of the Maker thereunder or the obligations of any other person or party relating hereto or thereto or the obligations of the Maker hereunder or thereunder or otherwise with respect to the Loan in any action or proceeding brought by the Payee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Mortgage and the Other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of the Maker’s right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note.

17. No delay on the part of the Payee in exercising any right or remedy under this Note, the Mortgage or the Other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in this Note, the Mortgage and Other Loan Documents.

18. The Maker agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Note and, in furtherance of such agreement, the Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Maker in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Maker by registered or certified mail to or by personal service at the last known address of the Maker, whether such address be within or without the jurisdiction of any such court.

19. The Maker (and the undersigned representative of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of the Maker.

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20. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors and assigns, provided, however, that the Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of the Payee to assign or transfer its obligations under this Note, the Mortgage or the Other Loan Documents, in whole or in part, to any other person, party or entity.

21. [reserved]

22. The Maker hereby voluntarily, knowingly, irrevocably and unconditionally waives, and the Payee by its acceptance of this Note voluntarily, knowingly, irrevocably and unconditionally waives, any and all right to trial by jury or the right to have a jury participate in any action, suit or counterclaim (whether based on contract, tort or otherwise) arising in connection with, out of or otherwise relating to the Loan, this Note, the Mortgage or the Other Loan Documents. This provision is a material inducement to the Payee to provide the financing evidenced by this Note.

23. The Maker waives, to the maximum extent not prohibited by law, any right the undersigned may have to claim or recover from the Payee in any legal action or proceeding any special, exemplary, punitive or consequential damages.

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[Signature Page to Mortgage Note]

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

DAIRYLAND HP LLC,
a Delaware limited liability company

By: DAIRYLAND USA CORPORATION,
a New York corporation,
its sole member and manager

By: /s/ Christopher Pappas
Name: Christopher Pappas
Title: Chief Executive Officer

STATE OF NEW YORK             )

                                                       ss.:

COUNTY OF NEW YORK         )

On the16th day of April in the year 2012 before me, the undersigned, a Notary Public in and for said State, personally appeared Christopher Pappas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Raquel Mehlman

Notary Public

Raquel Mehlman

Notary Public State of New York

New York County

LIC. #01ME6193851

Comm. Exp. 9/22/2012